Exhibit 10.5

THIS DOCUMENT WAS PREPARED BY, AND AFTER RECORDING, RETURN TO:
David A. Baroni Latham & Watkins LLP Sears Tower, Suite 5800 233 South Wacker Drive Chicago, Illinois 60606
PROPERTY ADDRESS:	This space reserved for Recorder’s use only.

110 Little Falls Road Fairfield, Essex County, New Jersey 07004

THIS INSTRUMENT SHALL BE INDEXED AS A MORTGAGE AND AS A FIXTURE FILING. SEE SECTION 12.

MORTGAGE, SECURITY AGREEMENT,

ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING executed as of September 30, 2008 and effective and dated as of September 30, 2008 (the “Mortgage”), is made by UNIGENE LABORATORIES, INC., a Delaware corporation (the “Mortgagor”), to VICTORY PARK MANAGEMENT, LLC, a Delaware limited liability company, its successors and assigns (the “Mortgagee”), in its capacity as administrative agent and collateral agent for the Lenders and the Holders (as defined herein) under the Financing Agreement (as defined herein), for the benefit of the Lenders and the Holders.

R E C I T A L S:

A. On the date hereof, Mortgagor (as the “Principal Borrower”) entered into that certain Financing Agreement by and among the Lenders (as defined therein) party thereto from time to time and Mortgagee, as administrative agent and collateral agent for the Lenders and the Holders as defined therein (as the same may be amended, restated, modified or otherwise supplemented and in effect from time to time, hereinafter the “Financing Agreement”), under which the Lenders agreed to purchase from the Borrowers (as defined in the Financing Agreement, which definition includes Mortgagor) certain notes in the form of Notes (as defined in the Financing Agreement) in an aggregate principal amount up to TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00). All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Financing Agreement.

B. Mortgagor wishes to provide further assurance and security to the Mortgagee, the Lenders and the Holders, and as a condition to the Mortgagee, the Lenders and the Holders executing the Financing Agreement, the Mortgagee, the Lenders and the Holders are requiring that Mortgagor execute this Mortgage and grant to the Mortgagee, on behalf of the Lenders and the Holders, a security interest in and a first mortgage lien upon the Premises (as hereinafter defined), subject to the Permitted Liens, to secure the Obligations (as defined in the Financing Agreement), including all the Borrowers’ obligations under the Financing Agreement, the Notes, this Mortgage and the Transaction Documents (as defined in the Financing Agreement). Mortgagor’s obligations under the Financing Agreement mature on September 30, 2011 (the “Maturity Date”); provided, however, that such date shall be extended to any later date to which the scheduled “Maturity Date” in the Financing Agreement is extended.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor agrees as follows:

A G R E E M E N T S:

The Mortgagor hereby mortgages, grants, assigns, remises, releases, warrants and conveys to the Mortgagee and its successors and assigns (for the benefit of the Lenders and the Holders), and grants a security interest in, the following described property, rights and interests (referred to collectively herein as the “Premises”), all of which property, rights and interests are hereby pledged primarily and on a parity with the Real Estate (as defined below) and not secondarily:

(a) The real estate located in the County of Essex, State of New Jersey, and legally described on Exhibit “A” attached hereto and made a part hereof (the “Real Estate”);

(b) All improvements of every nature whatsoever now or hereafter situated on the Real Estate, and all fixtures and personal property now or hereafter owned by the Mortgagor that is located on and used in connection with the operation of the Real Estate or the improvements thereon, or in connection with any construction thereon, including all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing and all of the right, title and interest of the Mortgagor in and to any such personal property or fixtures together with the benefit of any deposits or payments now or hereafter made on such personal property or fixtures by the Mortgagor or on its behalf (the “Improvements”);

(c) All easements, rights of way, gores of real estate, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way now or hereafter belonging, relating or appertaining to the Real Estate, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law as well as in equity, of the Mortgagor of, in and to the same;

(d) All rents, revenues, issues, profits, proceeds, income, royalties, Letter of Credit Rights (as defined in the Uniform Commercial Code of the State of New Jersey (the “Code”) in effect from time to time), escrows, security deposits, impounds, reserves, tax refunds and other rights to monies from the Premises (but not from any businesses or operations conducted by the Mortgagor thereon other than the business of owning and operating the Premises), to be applied against the Secured Obligations (as hereinafter defined); provided, however, that the Mortgagor, so long as no Event of Default (as hereinafter defined) has occurred hereunder, may collect rent as it becomes due, but not more than one (1) month in advance thereof;

(e) All interest of the Mortgagor in all leases now or hereafter on the Premises, whether written or oral (each, a “Lease”, and collectively, the “Leases”), together with all security therefor and all monies payable thereunder, subject, however, to the conditional permission hereinabove given to the Mortgagor to collect the rentals under any such Lease;

(f) All fixtures and articles of personal property now or hereafter owned by the Mortgagor and forming a part of or used in connection with the operation and ownership of the Real Estate or the Improvements (but excluding any personal property owned by the Mortgagor (i) stored on the Premises and not intended to be used in connection with the operation and ownership of the Real Estate or Improvements, and/or (ii) used in a trade or business operated by the Mortgagor other than the business of owning and operating the Premises), including, but without limitation, any and all air conditioners, antennae, appliances, apparatus, awnings, basins, bathtubs, bidets, boilers, bookcases, cabinets, carpets, computer hardware and software used in the operation of the Premises, coolers, curtains, dehumidifiers, disposals, doors, drapes, dryers, ducts, dynamos, elevators, engines, equipment, escalators, exercise equipment, fans, fittings, floor coverings, furnaces, furnishings, furniture, hardware, heaters, humidifiers, incinerators, lighting, machinery, motors, ovens, pipes, plumbing, pumps, radiators, ranges, recreational facilities, refrigerators, screens, security systems, shades, shelving, sinks, sprinklers, stokers, stoves, toilets, ventilators, wall coverings, washers, windows, window coverings, wiring, and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to the Real Estate or the Improvements in any manner; it being mutually agreed that all of the aforesaid property owned by the Mortgagor and placed on and used in connection with the operation and ownership of the Real Estate or the Improvements, so far as permitted by law, shall be deemed to be fixtures, a part of the realty, and security for the Secured Obligations; notwithstanding the agreement hereinabove expressed that certain articles of property form a part of the realty covered by this Mortgage and be appropriated to its use and deemed to be realty, to the extent that such agreement and declaration may not be effective and that any of said articles may constitute Goods (as defined in the Code), this instrument shall constitute a security agreement, creating a security interest in such goods, as collateral, in the Mortgagee, as a Secured Party, and the Mortgagor, as Debtor, all in accordance with the Code;

(g) All of the Mortgagor’s interests in General Intangibles, including Payment Intangibles (each as defined in the Code) now owned or hereafter acquired and related to the ownership and operation of the Premises, including, without limitation, all of the Mortgagor’s right, title and interest in and to: (i) all agreements, licenses, permits and contracts to which the Mortgagor is or may become a party and which relate to the ownership and operation of the Premises; (ii) all obligations and indebtedness owed to the Mortgagor thereunder; and (iii) all choses in action and causes of action relating to the ownership and operation of the Premises, but excluding all such foregoing items related to any businesses or operations conducted by the Mortgagor on the Premises other than the business of owning and operating the Premises;

(h) All of the Mortgagor’s accounts now owned or hereafter created or acquired as relate to the ownership and operation of the Premises, including without limitation, all warranties, guarantees, permits and licenses in favor of the Mortgagor with respect to the ownership and operation of the Premises, but excluding all such foregoing items related to any businesses or operations conducted by the Mortgagor on the Premises other than the business of owning and operating the Premises; and

(i) All proceeds of the foregoing, including, without limitation, all judgments, awards of damages and settlements hereafter made resulting from condemnation proceeds or the taking of the Premises or any portion thereof under the power of eminent domain, any proceeds of any policies of insurance, maintained with respect to the Premises or proceeds of any sale, option or contract to sell the Premises or any portion thereof.

TO HAVE AND TO HOLD the Premises, unto the Mortgagee, its successors and assigns, forever, for the purposes and upon the uses herein set forth together with all right to possession of the Premises after the occurrence of any Event of Default; the Mortgagor hereby RELEASING AND WAIVING all rights under and by virtue of the homestead exemption laws of the State of New Jersey.

FOR THE PURPOSE OF SECURING: (i) the payment of the Obligations (as defined in the Financing Agreement) and all interest, late charges and other indebtedness evidenced by or owing under the Financing Agreement, the Notes or any other of the Transaction Documents, together with any extensions, modifications, renewals or refinancings of any of the foregoing; (ii) the performance and observance of the covenants, conditions, agreements, representations, warranties and other liabilities and obligations of the Mortgagor and any other Borrower or any other obligor to the Mortgagee or benefiting the Lenders and the Holders which are evidenced or secured by or otherwise provided in the Financing Agreement, the Notes, this Mortgage or any of the other Transaction Documents; and (iii) the reimbursement to the Mortgagee or a Lender or Holder, as applicable, of any and all sums incurred, expended or advanced by the Mortgagee or any Lender or Holder pursuant to any term or provision of or constituting additional indebtedness under or secured by this Mortgage, the Financing Agreement, the Notes or any of the other Transaction Documents, with interest thereon as provided herein or therein (collectively, the “Secured Obligations”).

IT IS FURTHER UNDERSTOOD AND AGREED THAT:

1. Title. The Mortgagor represents, warrants and covenants that (a) the Mortgagor is the holder of the fee simple title to the Premises, free and clear of all liens and encumbrances, except those liens and encumbrances in favor of the Mortgagee and the Permitted Liens (as defined in the Financing Agreement); and (b) the Mortgagor has legal power and authority to mortgage and convey the Premises.

2. Payment of Secured Obligations. The Mortgagor covenants that, so long as any portion of the Secured Obligations remains unpaid, the Mortgagor will pay when due the Secured Obligations in accordance with the terms of the Financing Agreement and the other Transaction Documents and duly perform and observe all of the terms, covenants and conditions to be observed and performed by the Mortgagor under the Financing Agreement, this Mortgage and the other Transaction Documents.

3. OFAC. The Mortgagor covenants that, so long as any portion of the Secured Obligations remains unpaid, the Mortgagor will, without limiting the generality of Section 4(k) herein, (i) ensure that Mortgagor is not and shall not be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of any funds disbursed by the Mortgagee under the Financing Agreement to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended.

4. Maintenance, Repair, Restoration, Prior Liens, Parking. The Mortgagor covenants that, so long as any portion of the Secured Obligations remains unpaid, the Mortgagor will:

(a) provided that Mortgagee makes available insurance proceeds to Mortgagor pursuant to Section 6 herein, promptly repair, restore or rebuild any Improvements now or hereafter on the Premises which may become damaged or be destroyed to a condition substantially similar to the condition immediately prior to such damage or destruction, whether or not proceeds of insurance are sufficient for the purpose;

(b) keep the Premises in good condition and repair, without waste, and free from mechanics’, materialmen’s or like liens or claims or other liens or claims for lien (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 26 hereof);

(c) pay when due any indebtedness which may be secured by a Permitted Lien or charge on the Premises on a parity with, superior to or inferior to the lien hereof, and upon request exhibit satisfactory evidence of the discharge of such lien to the Mortgagee (subject to the Mortgagor’s right to contest liens as permitted by the terms of Section 26 hereof);

(d) comply with all requirements of law, municipal ordinances or restrictions and covenants of record with respect to the Premises and the use thereof;

(e) obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, licenses, registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under this Mortgage;

(f) make no material alterations in the Premises or demolish any portion of the Premises without the Mortgagee’s prior written consent, except as required by law or municipal ordinance;

(g) suffer or permit no change in the use or general nature of the occupancy of the Premises, without the Mortgagee’s prior written consent;

(h) pay when due all operating costs of the Premises;

(i) not initiate or acquiesce in any zoning reclassification with respect to the Premises, without the Mortgagee’s prior written consent;

(j) provide and thereafter maintain adequate parking areas within the Premises as may be required by law, ordinance or regulation (whichever may be greater), together with any sidewalks, aisles, streets, driveways and sidewalk cuts and sufficient paved areas for ingress, egress and right-of-way to and from the adjacent public thoroughfares necessary or desirable for the use thereof.

(k) comply, and cause the Premises at all times to be operated in compliance, with all applicable federal, state, local and municipal environmental, health and safety laws, statutes, ordinances, rules and regulations.

5. Payment of Taxes and Assessments. The Mortgagor will pay when due and before any penalty attaches, all general and special taxes, assessments, water charges, sewer charges, and other fees, taxes, charges and assessments of every kind and nature whatsoever (all herein generally called “Taxes”), whether or not assessed against the Mortgagor, if applicable to the Premises or any interest therein, or the Secured Obligations, or any obligation or agreement secured hereby, subject to the Mortgagor’s right to contest the same, as provided by the terms hereof; and the Mortgagor will, upon written request, furnish to the Mortgagee duplicate receipts therefor within ten (10) business days after the Mortgagee’s request.

6. Insurance.

(a) The Mortgagor shall at all times keep all buildings, improvements, fixtures and articles of personal property now or hereafter situated on the Premises insured against loss or damage by fire and such other hazards as may reasonably be required by the Mortgagee and such other insurance as the Mortgagee may from time to time reasonably require. Unless the Mortgagor provides the Mortgagee evidence of the insurance coverages required hereunder, the Mortgagee may purchase insurance at the Mortgagor’s expense to cover the Mortgagee’s interest in the Premises. The insurance may, but need not, protect the Mortgagor’s interest. The coverages that the Mortgagee purchases may not pay any claim that the Mortgagor makes or any claim that is made against the Mortgagor in connection with the Premises. The Mortgagor may later cancel any insurance purchased by the Mortgagee, but only after providing the Mortgagee with evidence that the Mortgagor has obtained insurance as required by this Mortgage. If the Mortgagee purchases insurance for the Premises, the Mortgagor will be responsible for the costs of such insurance, including, without limitation, interest and any other charges which the Mortgagee may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the Secured Obligations. The cost of the insurance may be more than the cost of insurance the Mortgagor may be able to obtain on its own.

(b) The Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained hereunder unless the Mortgagee is included thereon as the loss payee or an additional insured as applicable, under a standard mortgage clause acceptable to the Mortgagee and such separate insurance is otherwise acceptable to the Mortgagee.

(c) In the event of loss, the Mortgagor shall give prompt notice thereof to the Mortgagee, who shall have the sole and absolute right to make proof of loss; provided however, that if no Event of Default shall have occurred and be continuing, the Mortgagor may make, settle and adjust claims involving less than $250,000 in the aggregate without the Mortgagee’s consent. Mortgagee, solely and directly, shall receive such payment for loss from each insurance company concerned. If and only if (i) no Event of Default or event that with the passage of time, the giving of notice or both would constitute an Event of Default then exists, (ii) the Mortgagee determines that the work required to complete the repair or restoration of the Premises necessitated by such loss can be completed no later than six (6) months prior to the Maturity Date, and (iii) the total of the insurance proceeds and such additional amounts placed on deposit with the Mortgagee by the Mortgagor for the specific purpose of rebuilding or restoring the Improvements equals or exceeds, in the reasonable discretion of the Mortgagee, the reasonable costs of such rebuilding or restoration, then the Mortgagor may request, and at Mortgagee’s reasonable discretion upon such request, Mortgagee may endorse to the Mortgagor any such payment and the Mortgagor may collect such payment directly. The Mortgagee shall have the right, at its option and in its sole discretion, to apply any insurance proceeds received by the Mortgagee pursuant to the terms of this section, after the payment of all of the Mortgagee’s expenses, either (i) on account of the Secured Obligations, irrespective of whether such principal balance is then due and payable, whereupon the Mortgagee may declare the whole of the balance of Secured Obligations to be due and payable, or (ii) to the restoration or repair of the property damaged as provided in subsection (d) below; provided, however, that the Mortgagee hereby agrees to permit the application of such proceeds to the restoration or repair of the damaged property, subject to the provisions of subsection (d) below, if (i) the Mortgagee has received satisfactory evidence that such restoration or repair shall be completed no later than the date that is six (6) months prior to the Maturity Date, and (ii) no Event of Default, or event that with the passage of time, the giving of notice or both would constitute an Event of Default, then exists. If insurance proceeds are made available to the Mortgagor by the Mortgagee as hereinafter provided, the Mortgagor shall repair, restore or rebuild the damaged or destroyed portion of the Premises so that the condition and value of the Premises are substantially the same as the condition and value of the Premises prior to being damaged or destroyed. In the event of foreclosure of this Mortgage, all right, title and interest of the Mortgagor in and to any insurance policies then in force shall pass to the purchaser at the foreclosure sale.

(d) If insurance proceeds are made available by the Mortgagee to the Mortgagor, the Mortgagor shall comply with the following conditions:

(i) Before commencing to repair, restore or rebuild following damage to, or destruction of, all or a portion of the Premises, whether by fire or other casualty, the Mortgagor shall obtain from the Mortgagee its approval, which shall not be unreasonably withheld, conditioned or delayed, of all site and building plans and specifications pertaining to such repair, restoration or rebuilding.

(ii) Prior to each payment or application of any insurance proceeds to the repair or restoration of the improvements upon the Premises to the extent permitted in subsection (c) above (which payment or application may be made, at the Mortgagee’s option, through an escrow, the terms and conditions of which are reasonably satisfactory to the Mortgagee and the cost of which is to be borne by the Mortgagor), the Mortgagee shall be satisfied as to the following:

(A) no Event of Default or any event which, with the passage of time or giving of notice would constitute an Event of Default, has occurred;

(B) either such Improvements have been fully restored, or the expenditure of money as may be received from such insurance proceeds will be sufficient to repair, restore or rebuild the Premises, free and clear of all liens, claims and encumbrances, except the lien of this Mortgage and the Permitted Exceptions, or, if such insurance proceeds shall be insufficient to repair, restore and rebuild the Premises, the Mortgagor has deposited with the Mortgagee such amount of money which, together with the insurance proceeds shall be sufficient to restore, repair and rebuild the Premises; and

(C) prior to each disbursement of any such proceeds, the Mortgagee shall be furnished with a statement of the Mortgagee’s architect (the cost of which shall be borne by the Mortgagor), certifying the extent of the repair and restoration completed to the date thereof, and that such repairs, restoration, and rebuilding have been performed to date in conformity with the plans and specifications approved by the

Mortgagee and with all statutes, regulations or ordinances (including building and zoning ordinances) affecting the Premises; and the Mortgagee shall be furnished with appropriate evidence of payment for labor or materials furnished to the Premises, and total or partial lien waivers substantiating such payments.

(iii) If the Mortgagor shall fail to restore, repair or rebuild the Improvements within a time deemed satisfactory by the Mortgagee in its reasonable discretion and taking into account any force majeure that may have occurred, then the Mortgagee, at its option, may (A) commence and perform all necessary acts to restore, repair or rebuild the said Improvements for or on behalf of the Mortgagor, or (B) declare an Event of Default. If insurance proceeds shall exceed the amount necessary to complete the repair, restoration or rebuilding of the Improvements, such excess shall be applied on account of the Secured Obligations irrespective of whether such Secured Obligations is then due and payable without payment of any premium or penalty.

7. Condemnation. If all or any part of the Premises are damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the right of eminent domain, the amount of any award or other payment for such taking or damages made in consideration thereof, to the extent of the full amount of the remaining unpaid Secured Obligations, is hereby assigned to the Mortgagee , who is empowered to collect and receive the same and to give proper receipts therefor in the name of the Mortgagor and the same shall be paid forthwith to the Mortgagee. Such award or monies shall be applied on account of the Secured Obligations, without any prepayment or premium, irrespective of whether such Secured Obligations is then due and payable and, at any time from and after the taking the Mortgagee may declare the whole of the balance of the Secured Obligations to be due and payable. Notwithstanding the provisions of this section to the contrary, if any condemnation or taking of less than the entire Premises occurs and provided that no Event of Default and no event or circumstance which with the passage of time, the giving of notice or both would constitute an Event of Default then exists, and if such partial condemnation, in the reasonable discretion of the Mortgagee, has no material adverse effect on the operation or value of the Premises, then the award or payment for such taking or consideration for damages resulting therefrom may be collected and received by the Mortgagor, and the Mortgagee hereby agrees that in such event it shall not declare the Secured Obligations to be due and payable, if it is not otherwise then due and payable.

8. Lease Assignment. The Mortgagor acknowledges that, concurrently herewith, the Mortgagor has executed and delivered to the Mortgagee, as additional security for the repayment of the Secured Obligations, an Assignment of Rents and Leases (the “Assignment”) pursuant to which the Mortgagor has assigned to the Mortgagee interests in the leases of the Premises and the rents and income from the Premises. All of the provisions of the Assignment are hereby incorporated herein as if fully set forth at length in the text of this Mortgage. The Mortgagor agrees to abide by all of the provisions of the Assignment.

9. Effect of Extensions of Time and Other Changes. If the payment of the Secured Obligations or any part thereof is extended or varied, if any part of any security for the payment of the Secured Obligations is released, if the rate of interest charged under the Financing Agreement is changed or if the time for payment thereof is extended or varied, all persons now or at any time hereafter liable therefor, or interested in the Premises or having an interest in the Mortgagor, shall be held to assent to such extension, variation, release or change and their liability and the lien and all of the provisions hereof shall continue in full force, any right of recourse against all such persons being expressly reserved by the Mortgagee, notwithstanding such extension, variation, release or change.

10. Effect of Changes in Laws Regarding Taxation. If any law is enacted after the date hereof requiring (a) the deduction of any lien on the Premises from the value thereof for the purpose of taxation, or (b) the imposition upon the Mortgagee of the payment of the whole or any part of the Taxes, charges or liens herein required to be paid by the Mortgagor, so as to affect this Mortgage or the Secured Obligations or the holders thereof, then the Mortgagor, upon demand by the Mortgagee, shall pay such Taxes or charges, or reimburse the Mortgagee therefor to the extent such Taxes or charges relate to this Mortgage; provided, however, that the Mortgagor shall not be deemed to be required to pay any income or franchise taxes of the Mortgagee.

11. Mortgagee’s Performance of Defaulted Acts and Expenses Incurred by Mortgagee. If an Event of Default has occurred, the Mortgagee may, but need not, make any payment or perform any act herein required of the Mortgagor in any form and manner deemed expedient by the Mortgagee, and may, but need not, make full or partial payments of principal or interest on prior encumbrances, if any, and purchase, discharge, compromise or settle any tax lien or other prior lien or title or claim thereof, or redeem from any tax sale or forfeiture affecting the Premises or consent to any tax or assessment or cure any default of the Mortgagor in any lease of the Premises. All monies paid for any of the purposes herein authorized and all expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by the Mortgagee in regard to any tax referred to in Section 9 above or to protect the Premises or the lien hereof, shall be so much additional Secured Obligations, and shall become immediately due and payable by the Mortgagor to the Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate. In addition to the foregoing, any costs, expenses and fees, including reasonable attorneys’ fees, incurred by the Mortgagee in connection with (a) sustaining the lien of this Mortgage or its priority, (b) protecting or enforcing any of the Mortgagee’s rights hereunder, (c) recovering any Secured Obligations, (d) any litigation or proceedings affecting the Financing Agreement, this Mortgage, any of the other Transaction Documents or the Premises, including without limitation, bankruptcy and probate proceedings, or (e) preparing for the commencement, defense or participation in any threatened litigation or proceedings affecting the Financing Agreement, this Mortgage, any of the other Transaction Documents or the Premises, shall be so much additional Secured Obligations, and shall become immediately due and payable by the Mortgagor to the Mortgagee, upon demand, and with interest thereon accruing from the date of such demand until paid at the Default Rate (as defined in the Financing Agreement). The interest accruing under this section shall be immediately due and payable by the Mortgagor to the Mortgagee, and shall be additional Secured Obligations evidenced by the Financing Agreement and secured by this

Mortgage. The Mortgagee’s failure to act shall never be considered as a waiver of any right accruing to the Mortgagee on account of any Event of Default. Should any amount paid out or advanced by the Mortgagee hereunder, or pursuant to any agreement executed by the Mortgagor in connection with the Secured Obligations, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any lien or encumbrance upon the Premises or any part thereof, then the Mortgagee shall be subrogated to any and all rights, equal or superior titles, liens and equities, owned or claimed by any owner or holder of said outstanding liens, charges and indebtedness, regardless of whether said liens, charges and indebtedness are acquired by assignment or have been released of record by the holder thereof upon payment.

12. Security Agreement. The Mortgagor and the Mortgagee agree that this Mortgage shall constitute a “Security Agreement” within the meaning of the Code with respect to (a) all sums at any time on deposit for the benefit of the Mortgagor or held by the Mortgagee (whether deposited by or on behalf of the Mortgagor or anyone else) pursuant to any of the provisions of this Mortgage or the other Transaction Documents, and (b) with respect to any personal property included in the granting clauses of this Mortgage, which personal property may not be deemed to be affixed to the Premises or may not constitute a “Fixture” (within the meaning of Section 9-102(41) of the Code and which property is hereinafter referred to as “Personal Property”), and all replacements of, substitutions for, additions to, and the proceeds thereof, and the “Supporting Obligations” (as defined in the Code) (all of said Personal Property and the replacements, substitutions and additions thereto and the proceeds thereof being sometimes hereinafter collectively referred to as “UCC Collateral”), and that a security interest in and to the UCC Collateral is hereby granted to the Mortgagee and its successors and assigns (for the benefit of the Lenders and the Holders), and the UCC Collateral and all of the Mortgagor’s right, title and interest therein are hereby assigned to the Mortgagee, all to secure payment of the Secured Obligations. All of the provisions contained in this Mortgage pertain and apply to the UCC Collateral as fully and to the same extent as to any other property comprising the Premises; and the following provisions of this section shall not limit the applicability of any other provision of this Mortgage but shall be in addition thereto:

(a) The Mortgagor (being the Debtor as that term is used in the Code) is and will be the true and lawful owner of the UCC Collateral, subject to no liens, charges or encumbrances other than the lien hereof, other liens and encumbrances benefiting the Mortgagee and Permitted Liens and no other party, and liens and encumbrances, if any, expressly permitted by the other Transaction Documents.

(b) The UCC Collateral is to be used by the Mortgagor solely for business purposes.

(c) The UCC Collateral will be kept at the Real Estate and, except for Obsolete Collateral (as hereinafter defined), will not be removed therefrom without the consent of the Mortgagee (being the Secured Party as that term is used in the Code). The UCC Collateral may be affixed to the Real Estate but will not be affixed to any other real estate.

(d) The only persons having any interest in the Premises are the Mortgagor, the tenant, the Mortgagee and holders of interests, if any, expressly permitted hereby.

(e) No Financing Statement (other than Financing Statements showing the Mortgagee as the sole secured party, or with respect to liens or encumbrances, if any, expressly permitted hereby) covering any of the UCC Collateral or any proceeds thereof is on file in any public office except pursuant hereto; and the Mortgagor, at its own cost and expense, upon demand, will furnish to the Mortgagee such further information and will execute and deliver to the Mortgagee such financing statements and other documents in form satisfactory to the Mortgagee and will do all such acts as the Mortgagee may request at any time or from time to time or as may be necessary or appropriate to establish and maintain a perfected security interest in the UCC Collateral as security for the Secured Obligations, subject to no other liens or encumbrances, other than liens or encumbrances benefiting the Mortgagee and no other party, and liens and encumbrances (if any) expressly permitted hereby; and the Mortgagor will pay the cost of filing or recording such financing statements or other documents, and this instrument, in all public offices wherever filing or recording is deemed by the Mortgagee to be desirable. The Mortgagor hereby irrevocably authorizes the Mortgagee at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto, without the signature of the Mortgagor that (i) indicate the UCC Collateral (A) is comprised of all assets of the Mortgagor or words of similar effect, regardless of whether any particular asset comprising a part of the UCC Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed, or (B) as being of an equal or lesser scope or within greater detail as the grant of the security interest set forth herein, and (ii) contain any other information required by Section 5 of Article 9 of the Uniform Commercial Code of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether the Mortgagor is an organization, the type of organization and any organizational identification number issued to the Mortgagor, and (B) in the case of a financing statement filed as a fixture filing or indicating UCC Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the UCC Collateral relates. The Mortgagor agrees to furnish any such information to the Mortgagee promptly upon request. The Mortgagor further ratifies and affirms its authorization for any financing statements and/or amendments thereto, executed and filed by the Mortgagee in any jurisdiction prior to the date of this Mortgage. In addition, the Mortgagor shall make appropriate entries on its books and records disclosing the Mortgagee’s security interests in the UCC Collateral.

(f) Upon an Event of Default hereunder, the Mortgagee shall have the remedies of a secured party under the Code, including, without limitation, the right to take immediate and exclusive possession of the UCC Collateral, or any part thereof, and for that purpose, so far as the Mortgagor can give authority therefor, with or without judicial process, may enter (if this can be done without breach of the peace) upon any place which the UCC Collateral or any part thereof may be situated and remove the same therefrom (provided that if the UCC Collateral is affixed to real estate, such removal shall be subject to the conditions stated in the Code); and the Mortgagee shall be entitled to hold, maintain, preserve and prepare the UCC Collateral for sale, until disposed of, or may propose to retain the UCC Collateral subject to the Mortgagor’s right of redemption in satisfaction of the Mortgagor’s obligations, as provided in the Code. The Mortgagee may render the UCC Collateral unusable without removal and may dispose of the UCC Collateral on the Premises. The Mortgagee may require the Mortgagor to assemble the UCC Collateral and make it available to the Mortgagee for its possession at a place to be designated by the Mortgagee which is reasonably convenient to both parties. The Mortgagee will give the Mortgagor at least ten (10) days notice of the time and place of any public sale of the UCC Collateral or of the time after which any private sale or any other intended disposition thereof is made. The requirements of reasonable notice shall be met if such notice is mailed, by certified United States mail or equivalent, postage prepaid, to the address of the Mortgagor hereinafter set forth at least fifteen (15) days before the time of the sale or disposition. The Mortgagee may buy at any public sale. The Mortgagee may buy at private sale if the UCC Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. Any such sale may be held in conjunction with any foreclosure sale of the Premises. If the Mortgagee so elects, the Premises and the UCC Collateral may be sold as one lot. The net proceeds realized upon any such disposition, after deduction for the expenses of retaking, holding, preparing for sale, selling and the reasonable attorneys’ fees and legal expenses incurred by the Mortgagee shall be applied against the Secured Obligations in such order or manner as the Mortgagee shall select. The Mortgagee will account to the Mortgagor for any surplus realized on such disposition.

(g) The terms and provisions contained in this section, unless the context otherwise requires, shall have the meanings and be construed as provided in the Code.

(h) This Mortgage is intended to be a financing statement within the purview of Section 9-502(c) of the Code with respect to the UCC Collateral and the goods described herein, which goods are or may become fixtures relating to the Premises. The addresses of the Mortgagor (Debtor) and the Mortgagee (Secured Party) are set forth in Section 23 herein. This Mortgage is to be filed for recording with the Recorder of Deeds of the county or counties where the Premises are located. The Mortgagor is the record owner of the Premises.

(i) To the extent permitted by applicable law, the security interest created hereby is specifically intended to cover all Leases between the Mortgagor or its agents as lessor, and various tenants named therein, as lessee, including all extended terms and all extensions and renewals of the terms thereof, as well as any amendments to or replacement of said Leases, together with all of the right, title and interest of the Mortgagor, as lessor thereunder.

(j) The Mortgagor represents and warrants that: (i) the Mortgagor is the record owner of the Premises; and (ii) the Mortgagor’s principal place of business is located in the State of New Jersey.

(k) The Mortgagor hereby agrees that: (i) where UCC Collateral is in possession of a third party, the Mortgagor will join with the Mortgagee in notifying the third party of the Mortgagee’s interest and obtaining an acknowledgment from the third party that it is holding the UCC Collateral for the benefit of the Mortgagee; (ii) the Mortgagor will cooperate with the Mortgagee in obtaining control with respect to UCC Collateral consisting of: deposit accounts, investment property, letter of credit rights and electronic chattel paper; and (iii) until the Secured Obligations is paid in full, Mortgagor will not change the state where it is located or change its name or form of organization without giving the Mortgagee at least thirty (30) days prior written notice in each instance.

13. Prohibited Transfers. The Mortgagor, without the prior written consent of the Lender, shall not effect, suffer or permit any Prohibited Transfer (as defined herein). Any conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest or other encumbrance or alienation (or any agreement to do any of the foregoing) of the Premises or any part thereof or interest therein shall constitute a “Prohibited Transfer” (excepting only sales or other dispositions of UCC Collateral (“Obsolete Collateral”) no longer useful in connection with the operation of the Premises, provided that prior to the sale or other disposition thereof, such Obsolete Collateral has been replaced by UCC Collateral of at least equal value and utility which is subject to the lien hereof with the same priority as with respect to the Obsolete Collateral), whether any such conveyance, sale, assignment, transfer, lien, pledge, mortgage, security interest, encumbrance or alienation is effected directly, indirectly (including the nominee agreement), voluntarily or involuntarily, by operation of law or otherwise; provided, however, that the foregoing provisions of this section shall not apply (i) to liens securing the Secured Obligations, (ii) to the lien of current taxes and assessments not in default, (iii) to any transfers of the Premises, or part thereof, or interest therein, or any beneficial interests, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of an owner thereof who is deceased or declared judicially incompetent, to such owner’s heirs, legatees, devisees, executors, administrators, estate or personal representatives, (iv) to leases permitted by the terms of the Transaction Documents, if any, or (v) to any transfers of the Premises expressly permitted by the Financing Agreement.

14. Events of Default; Acceleration. Each of the following shall constitute an “Event of Default” for purposes of this Mortgage:

(a) The occurrence of an “Event of Default” under the Financing Agreement or any other Transaction Document; or

(b) The occurrence of a Prohibited Transfer.

If an Event of Default occurs, the Mortgagee may, at its option, declare the whole of the Secured Obligations to be immediately due and payable without further notice to the Mortgagor, with interest thereon accruing from the date of such Event of Default until paid at the Default Rate.

15. Judicial and Non-Judicial Foreclosure; Expense of Litigation.

(a) When all or any part of the Secured Obligations shall become due, whether by acceleration or otherwise, the Mortgagee shall have the right to foreclose the lien hereof for such Secured Obligations or part thereof and/or exercise any right, power or remedy provided in this Mortgage or any of the other Transaction Documents in accordance with applicable New Jersey law and commence a non-judicial foreclosure of this Mortgage by power of sale pursuant to then applicable New Jersey law. To the extent permitted by law, the Mortgagor waives any right granted pursuant to applicable New Jersey law to challenge the Mortgagee’s election to enforce this Mortgage by means of such non-judicial foreclosure by power of sale. To the extent permitted by New Jersey law, in the event of a foreclosure sale (whether judicial or non-judicial by power of sale), the Mortgagee is hereby authorized, without the consent of the Mortgagor, to assign any and all insurance policies to the purchaser at such sale or to take such other steps as the Mortgagee may deem advisable to cause the interest of such purchaser to be protected by any of such insurance policies.

(b) In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the decree for sale all expenditures and expenses which may be paid or incurred by or on behalf of the Mortgagee for reasonable attorneys’ fees, appraisers’ fees, outlays for documentary and expert evidence, stenographers’ charges, publication costs, and costs (which may be estimated as to items to be expended after entry of the decree) of procuring all such abstracts of title, title searches and examinations, title insurance policies, and similar data and assurances with respect to the title as the Mortgagee may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of the Premises. All expenditures and expenses of the nature mentioned in this section and such other expenses and fees as may be incurred in the enforcement of the Mortgagor’s obligations hereunder, the protection of said Premises and the maintenance of the lien of this Mortgage, including the reasonable fees of any attorney employed by the Mortgagee in any litigation or proceeding affecting this Mortgage, the Financing Agreement, or the Premises, including probate and bankruptcy proceedings, or in preparations for the commencement or defense of any proceeding or threatened suit or proceeding shall be immediately due and payable by the Mortgagor, with interest thereon until paid at the Default Rate and shall be secured by this Mortgage.

16. Application of Proceeds of Foreclosure Sale. The proceeds of any foreclosure sale of the Premises (whether judicial or non-judicial by power of sale) shall be distributed and applied in accordance with applicable New Jersey law and, unless otherwise specified therein, in such order as the Mortgagee may determine in its sole and absolute discretion.

17. Appointment of Receiver. Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed shall, upon petition by the Mortgagee, appoint a receiver for the Premises in accordance with applicable New Jersey law. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency of the Mortgagor at the time of application for such receiver and without regard to the value of the Premises or whether the same shall be then occupied as a homestead or not and the Mortgagee hereunder or any other holder of the Financing Agreement may be appointed as such receiver. Such receiver shall have power to collect the rents, issues and profits of the Premises (i) during the pendency of such foreclosure suit, (ii) in case of a sale and a deficiency, during the full statutory period of redemption, whether there be redemption or not, and (iii) during any further times when the Mortgagor, but for the intervention of such receiver, would be entitled to collect such rents, issues and profits. Such receiver also shall have all other powers and rights that may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Premises during said period, including, to the extent permitted by law, the right to lease all or any portion of the Premises for a term that extends beyond the time of such receiver’s possession without obtaining prior court approval of such lease. The court from time to time may authorize the application of the net income received by the receiver in payment of (a) the Secured Obligations, or by any decree foreclosing this Mortgage, or any tax, special assessment or other lien which may be or become superior to the lien hereof or of such decree, provided such application is made prior to foreclosure sale, and (b) any deficiency upon a sale and deficiency.

18. Mortgagee’s Right of Possession in Case of Default. At any time after an Event of Default has occurred, the Mortgagor shall, upon demand of the Mortgagee, surrender to the Mortgagee possession of the Premises. The Mortgagee, in its discretion, may, with process of law, enter upon and take and maintain possession of all or any part of the Premises, together with all documents, books, records, papers and accounts relating thereto, and may exclude the Mortgagor and its employees, agents or servants therefrom, and the Mortgagee may then hold, operate, manage and control the Premises, either personally or by its agents. The Mortgagee shall have full power to use such measures, legal or equitable, as in its discretion may be deemed proper or necessary to enforce the payment or security of the avails, rents, issues, and profits of the Premises, including actions for the recovery of rent, actions in forcible detainer and actions in distress for rent. Without limiting the generality of the foregoing, the Mortgagee shall have full power to:

(a) cancel or terminate any lease or sublease for any cause or on any ground which would entitle the Mortgagor to cancel the same;

(b) elect to disaffirm any lease or sublease which is then subordinate to the lien hereof;

(c) extend or modify any then existing leases and to enter into new leases, which extensions, modifications and leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the Maturity Date and beyond the date of the issuance of a deed or deeds to a purchaser or purchasers at a foreclosure sale, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon the Mortgagor and all persons whose interests in the Premises are subject to the lien hereof and upon the purchaser or purchasers at any foreclosure sale, notwithstanding any redemption from sale, discharge of the Secured Obligations, satisfaction of any foreclosure judgment, or issuance of any certificate of sale or deed to any purchaser;

(d) make any repairs, renewals, replacements, alterations, additions, betterments and improvements to the Premises as the Mortgagee deems are necessary;

(e) insure and reinsure the Premises and all risks incidental to the Mortgagee’s possession, operation and management thereof; and

(f) receive all of such avails, rents, issues and profits.

19. Application of Income Received by Mortgagee. The Mortgagee, in the exercise of the rights and powers hereinabove conferred upon it, shall have full power to use and apply the avails, rents, issues and profits of the Premises to the payment of or on account of the following, in such order as the Mortgagee may determine:

(a) to the payment of the operating expenses of the Premises, including cost of management and leasing thereof (which shall include compensation to the Mortgagee and its agent or agents, if management be delegated to an agent or agents, and shall also include lease commissions and other compensation and expenses of seeking and procuring tenants and entering into leases), established claims for damages, if any, and premiums on insurance hereinabove authorized;

(b) to the payment of taxes and special assessments now due or which may hereafter become due on the Premises; and

(c) to the payment of any Secured Obligations, including any deficiency which may result from any foreclosure sale.

20. Provisions Construed. Where any provision of this Mortgage is inconsistent with any provision of law of the New Jersey regulating the creation or enforcement of a lien or security interest in real or personal property including, but not by way of limitation, the Code, as amended, modified and/or replaced from time to time, the provisions of the law of New Jersey shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provisions of this Mortgage that can be construed in a manner consistent with the law of New Jersey.

21. Rights Cumulative. Each right, power and remedy herein conferred upon the Mortgagee is cumulative and in addition to every other right, power or remedy, express or implied, given now or hereafter existing under any of the Transaction Documents or at law or in equity, and each and every right, power and remedy herein set forth or otherwise so existing may be exercised from time to time as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of one right, power or remedy shall not be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission of the Mortgagee in the exercise of any right, power or remedy accruing hereunder or arising otherwise shall impair any such right, power or remedy, or be construed to be a waiver of any Event of Default or acquiescence therein.

22. Mortgagee’s Right of Inspection. The Mortgagee and its representatives shall have the right to inspect the Premises and the books and records with respect thereto at all reasonable times during regular business hours upon not less than twenty four (24) hours prior notice to the Mortgagor, and access thereto, subject to the rights of tenants in possession, shall be permitted for that purpose.

23. Release Upon Payment and Discharge of Mortgagor’s Obligations. By its acceptance of this Mortgage, the Mortgagee agrees, at the Mortgagor’s election, to either release this Mortgage and the lien hereof or assign the same, without recourse, to the Mortgagor’s designee, by proper instrument upon payment and discharge of all Secured Obligations, including payment of all reasonable expenses incurred by the Mortgagee in connection with the execution of such release or assignment.

24. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Mortgage must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided, confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

To the Mortgagee:	VICTORY PARK MANAGEMENT, LLC 227 W. Monroe Street Suite 3900 Chicago, IL 60606
	Telephone:	312.701.0788
	Facsimile:	312.701.0794
	Attention:	Matthew Ray

With a copy to:	LATHAM & WATKINS LLP Sears Tower, Suite 5800 233 S. Wacker Drive Chicago, Illinois 60606
	Telephone:	312.876.7700
	Facsimile:	312.993.9767
	Attention:	Bradley Kotler

To the Mortgagor:	UNIGENE LABORATORIES, INC. 81 Fulton Street Boonton, New Jersey 07005
	Telephone:	973.265.1100
	Facsimile:	973.335.0972
	Attention:	Warren Levy

With copy to:	DECHERT LLP 902 Carnegie Center, Suite 500 Princeton, New Jersey 08540
	Telephone:	609.955.3211
	Facsimile:	609.873.9127
	Attention:	Ella DeTrizio

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

25. Waiver of Rights. The Mortgagor hereby covenants and agrees that it will not at any time insist upon or plead, or in any manner claim or take any advantage of, any stay, exemption or extension law or any so-called “Moratorium Law” now or at any time hereafter in force providing for the valuation or appraisement of the Premises, or any part thereof, prior to any sale or sales thereof to be made pursuant to any provisions herein contained, or to decree, judgment or order of any court of competent jurisdiction; or, to the extent permitted by law, after such sale or sales, claim or exercise any rights under any statute now or hereafter in force to redeem the property so sold, or any part thereof, or relating to the marshalling thereof, upon foreclosure sale or other enforcement hereof; and without limiting the foregoing:

(a) To the extent permitted by law, the Mortgagor hereby expressly waives any and all rights of reinstatement and redemption, if any, under any order or decree of foreclosure of this Mortgage, on its own behalf and on behalf of each and every person, it being the intent hereof that any and all such rights of reinstatement and redemption of the Mortgagor and of all other persons are and shall be deemed to be hereby waived to the full extent permitted by the provisions of applicable law; and

(b) The Mortgagor will not invoke or utilize any such law or laws or otherwise hinder, delay or impede the execution of any right, power remedy herein or otherwise granted or delegated to the Mortgagee but will suffer and permit the execution of every such right, power and remedy as though no such law or laws had been made or enacted.

26. Contests. Notwithstanding anything to the contrary herein contained, the Mortgagor shall have the right to contest by appropriate legal proceedings diligently prosecuted any Taxes imposed or assessed upon the Premises or which may be or become a lien thereon and any mechanics’, materialmen’s or other liens or claims for lien upon the Premises (each, a “Contested Lien”), and no Contested Lien shall constitute an Event of Default hereunder, if, but only if:

(a) The Mortgagor shall forthwith give notice of any Contested Lien to the Mortgagee at the time the same shall be asserted;

(b) The Mortgagor shall either pay under protest or deposit with the Mortgagee the full amount (the “Lien Amount”) of such Contested Lien, together with such amount as the Mortgagee may reasonably estimate as interest or penalties which might arise during the period of contest; provided that in lieu of such payment the Mortgagor may furnish to the Mortgagee a bond or title indemnity in such amount and form, and issued by a bond or title insuring company, as may be satisfactory to the Mortgagee;

(c) The Mortgagor shall diligently prosecute the contest of any Contested Lien by appropriate legal proceedings having the effect of staying the foreclosure or forfeiture of the Premises, and shall permit the Mortgagee to be represented in any such contest and shall pay all expenses incurred, in so doing, including fees and expenses of the Mortgagee’s counsel (all of which shall constitute so much additional Secured Obligations bearing interest at the highest rate then applicable to the Notes until paid, and payable upon demand);

(d) The Mortgagor shall pay each such Contested Lien and all Lien Amounts together with interest and penalties thereon (i) if and to the extent that any such Contested Lien shall be determined adverse to the Mortgagor, or (ii) forthwith upon demand by the Mortgagee if, in the opinion of the Mortgagee, and notwithstanding any such contest, the Premises shall be in jeopardy or in danger of being forfeited or foreclosed; provided that if the Mortgagor shall fail so to do, the Mortgagee may, but shall not be required to, pay all such Contested Liens and Lien Amounts and interest and penalties thereon and such other sums as may be necessary in the judgment of the Mortgagee to obtain the release and discharge of such liens; and any amount expended by the Mortgagee in so doing shall be so much additional Secured Obligations bearing interest at the highest rate then applicable to the Notes until paid, and payable upon demand; and provided further that the Mortgagee may in such case use and apply monies deposited as provided in subsection (b) above and may demand payment upon any bond or title indemnity furnished as aforesaid.

27. Expenses Relating to Transaction Documents.

(a) The Mortgagor will pay all expenses, charges, costs and fees relating to the Secured Obligations or necessitated by the terms of the Financing Agreement, this Mortgage and the other Transaction Documents, including without limitation, the Mortgagee’s reasonable attorneys’ fees, in connection with the enforcement of the Financing Agreement, this Mortgage and the other Transaction Documents all filing, registration and recording fees and all other expenses incident to the execution and acknowledgment of this Mortgage, excluding, however, any federal, state, county and municipal taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery this Mortgage, and further excluding any income or franchise taxes of the Mortgagee. The Mortgagor recognizes that, during the term of this Mortgage, the Mortgagee:

(i) May be involved in court or administrative proceedings, including, without restricting the foregoing, foreclosure, probate, bankruptcy, creditors’ arrangements, insolvency, housing authority and pollution control proceedings of any kind, to which the Mortgagee shall be a party by reason of the Transaction Documents or in which the Transaction Documents or the Premises are involved directly or indirectly;

(ii) May make preparations following the occurrence of an Event of Default hereunder for the commencement of any suit for the foreclosure hereof, which may or may not be actually commenced;

(iii) May make preparations following the occurrence of an Event of Default hereunder for, and do work in connection with, the Mortgagee’s taking possession of and managing the Premises, which event may or may not actually occur;

(iv) May make preparations for and commence other private or public actions to remedy an Event of Default hereunder, which other actions may or may not be actually commenced;

(v) May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys in connection with the existence or curing of any Event of Default hereunder, the sale of the Premises, the assumption of liability for any of the Secured Obligations or the transfer of the Premises in lieu of foreclosure; or

(vi) May enter into negotiations with the Mortgagor or any of its agents, employees or attorneys pertaining to the Mortgagee’s approval of actions taken or proposed to be taken by the Mortgagor which approval is required by the terms of this Mortgage.

(b) All expenses, charges, costs and fees described in this section shall be so much additional Secured Obligations, shall bear interest from the date so incurred until paid at the Default Rate (or with respect to (vi) above, the Current Interest Rate (as defined in the Financing Agreement) unless an Event of Default is then existing) and shall be paid, together with said interest, by the Mortgagor forthwith upon demand.

28. Further Instruments. Upon request of the Mortgagee, the Mortgagor shall execute, acknowledge and deliver all such additional instruments and further assurances of title and shall do or cause to be done all such further acts and things as may reasonably be necessary fully to effectuate the intent of this Mortgage and of the other Transaction Documents.

29. Indemnity. The Mortgagor hereby covenants and agrees that no liability shall be asserted or enforced against the Mortgagee or the Lenders and the Holders in the exercise of the rights and powers granted to the Mortgagee in this Mortgage, and the Mortgagor hereby expressly waives and releases any such liability, except to the extent resulting from the gross negligence or willful misconduct of the Mortgagee. The Mortgagor shall indemnify and save the Mortgagee and the Lenders and the Holders harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses, including reasonable attorneys’ fees and court costs (collectively, “Claims”), of whatever kind or nature which may be imposed on, incurred by or asserted against the Mortgagee or the Lenders and the Holders at any time by any third party which relate to or arise from: (a) any suit or proceeding (including probate and bankruptcy proceedings), or the threat thereof, in or to which the Mortgagee or a Lender or Holder may or does become a party, either as plaintiff or as a defendant, by reason of this Mortgage or for the purpose of protecting the lien of this Mortgage; (b) the offer for sale or sale of all or any portion of the Premises; and (c) the ownership, leasing, use, operation or maintenance of the Premises, if such Claims relate to or arise from actions taken prior to the surrender of possession of the Premises to the Mortgagee in accordance with the terms of this Mortgage; provided, however, that the Mortgagor shall not be obligated to indemnify or hold the Mortgagee or the Lenders and the Holders harmless from and against any Claims directly arising from the gross negligence or willful misconduct of the Mortgagee. All costs provided for herein and paid for by the Mortgagee or any Lender or Holder shall be so much additional Secured Obligations and shall become immediately due and payable upon demand by the Mortgagee and with interest thereon from the date incurred by the Mortgagee or such Lender or Holder until paid at the Default Rate.

30. Subordination of Property Manager’s Lien. Any property management agreement for the Premises entered into hereafter with a property manager shall contain a provision whereby the property manager agrees that any and all mechanics’ lien rights that the property manager or anyone claiming by, through or under the property manager may have in the Premises shall be subject and subordinate to the lien of this Mortgage and shall provide that the Mortgagee may terminate such agreement, without penalty or cost, at any time after the occurrence of an Event of Default hereunder. Such property management agreement or a short form thereof, at the Mortgagee’s request, shall be recorded with the Recorder of Deeds of the county where the Premises are located. In addition, if the property management agreement in existence as of the date hereof does not contain a subordination provision, the Mortgagor shall cause the property manager under such agreement to enter into a subordination of the management agreement with the Mortgagee, in recordable form, whereby such property manager subordinates present and future lien rights and those of any party claiming by, through or under such property manager to the lien of this Mortgage.

31. Compliance with Environmental Laws. Concurrently herewith the Mortgagor has executed and delivered to the Mortgagee that certain Environmental Indemnity Agreement dated as of the date hereof (the “Indemnity”) pursuant to which the Mortgagor has indemnified the Mortgagee for environmental matters concerning the Premises, as more particularly described therein. The provisions of the Indemnity are hereby incorporated herein and this Mortgage shall secure the obligations of the Mortgagor thereunder.

32. Miscellaneous.

(a) Successors and Assigns. This Mortgage and all provisions hereof shall be binding upon and enforceable against the Mortgagor and its assigns and other successors. This Mortgage and all provisions hereof shall inure to the benefit of the Mortgagee, its successors and assigns and any Person from time to time a Lender or a Holder under the Financing Agreement.

(b) Invalidity of Provisions; Governing Law. THIS MORTGAGE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, PROVIDED, HOWEVER, THAT TO THE EXTENT THE MANDATORY PROVISIONS OF THE LAWS OF ANOTHER JURISDICTION RELATING TO (I) THE PERFECTION OR THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE SECURITY INTERESTS IN ANY OF THE PREMISES, (II) THE LIEN, ENCUMBRANCE OR OTHER INTEREST IN THE PROPERTY GRANTED OR CONVEYED BY THIS MORTGAGE, OR (III) THE AVAILABILITY OF AND PROCEDURES RELATING TO ANY REMEDY HEREUNDER OR RELATED TO THIS MORTGAGE ARE REQUIRED TO BE GOVERNED BY SUCH OTHER JURISDICTION’S LAWS, THOSE OTHER LAWS SHALL BE DEEMED TO GOVERN AND CONTROL. THE INVALIDITY, ILLEGALITY OR UNENFORCEABILITY OF ANY PROVISION OF THIS MORTGAGE OR THE TRANSACTION DOCUMENTS SHALL NOT AFFECT OR IMPAIR THE VALIDITY, LEGALITY OR ENFORCEABILITY OF THE REMAINDER OF THIS MORTGAGE AND THE OTHER TRANSACTION DOCUMENTS, AND TO THIS END, THE PROVISIONS OF THIS MORTGAGE AND THE OTHER TRANSACTION DOCUMENTS ARE DECLARED TO BE SEVERABLE.

(c) Municipal Requirements. The Mortgagor shall not by act or omission permit any building or other improvement on premises not subject to the lien of this Mortgage to rely on the Premises or any part thereof or any interest therein to fulfill any municipal or governmental requirement, and the Mortgagor hereby assigns to the Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Similarly, no building or other improvement on the Premises shall rely on any premises not subject to the lien of this Mortgage or any interest therein to fulfill any governmental or municipal requirement. Any act or omission by the Mortgagor which would result in a violation of any of the provisions of this subsection shall be void.

(d) Rights of Tenants. The Mortgagee shall have the right and option to commence a civil action to foreclose this Mortgage and to obtain a decree of foreclosure and sale subject to the rights of any tenant or tenants of the Premises having an interest in the Premises prior to that of the Mortgagee. The failure to join any such tenant or tenants of the Premises as party defendant or defendants in any such civil action or the failure of any decree of foreclosure and sale to foreclose their rights shall not be asserted by the

Mortgagor as a defense in any civil action instituted to collect the Secured Obligations, or any part thereof or any deficiency remaining unpaid after foreclosure and sale of the Premises, any statute or rule of law at any time existing to the contrary notwithstanding.

(e) Option of Mortgagee to Subordinate. At the option of the Mortgagee, this Mortgage shall become subject and subordinate, in whole or in part (but not with respect to priority of entitlement to insurance proceeds or any condemnation or eminent domain award) to any and all leases of all or any part of the Premises upon the execution by the Mortgagee of a unilateral declaration to that effect and the recording thereof in the Office of the Recorder of Deeds in and for the county wherein the Premises are situated.

(f) Mortgagee-in-Possession. Nothing herein contained shall be construed as constituting the Mortgagee a mortgagee-in-possession in the absence of the actual taking of possession of the Premises by the Mortgagee pursuant to this Mortgage.

(g) Relationship of Mortgagee and Mortgagor. The Mortgagee shall in no event be construed for any purpose to be a partner, joint venturer, agent or associate of the Mortgagor or of any lessee, operator, concessionaire or licensee of the Mortgagor in the conduct of their respective businesses, and, without limiting the foregoing, the Mortgagee shall not be deemed to be such partner, joint venturer, agent or associate on account of the Mortgagee becoming a Mortgagee-in-possession or exercising any rights pursuant to this Mortgage, any of the other Transaction Documents, or otherwise. The relationship of the Mortgagor and the Mortgagee hereunder is solely that of debtor/creditor.

(h) Time of the Essence. Time is of the essence of the payment by the Mortgagor of all amounts due and owing to the Mortgagee under the Financing Agreement and the other Transaction Documents and the performance and observance by the Mortgagor of all terms, conditions, obligations and agreements contained in this Mortgage and the other Transaction Documents.

(i) No Merger. The parties hereto intend that the Mortgage and the lien hereof shall not merge in fee simple title to the Premises, and if the Mortgagee acquires any additional or other interest in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by the Mortgagee as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title and this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

(j) Maximum Indebtedness Secured. Notwithstanding anything to the contrary in this Mortgage, the maximum principal amount of indebtedness or obligations that are, or under any contingency may be, secured by this Mortgage (including the Mortgagor’s obligation to reimburse advances made by the Mortgagee), either at execution or at any time thereafter, is TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00), plus amounts that the Mortgagee or any Lender or Holder expends after a declaration of default under this Mortgage to the extent that any such amounts shall constitute payment of (i) taxes, charges or assessments that may be imposed by law upon the Premises; (ii) premiums on insurance policies covering the Premises; (iii) expenses incurred in upholding the lien of this Mortgage, including the expenses of any litigation to prosecute or defend the rights and lien created by this Mortgage; or (iv) any amount, cost or charge to which the Mortgagee or any Lender or Holder becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such amounts or costs, together with interest thereon, shall be added to the Secured Obligations secured hereby and shall be secured by this Mortgage. This Mortgage secures the payment of the entire indebtedness secured hereby; provided, however the total amount secured by this Mortgage shall not exceed an amount equal to two hundred percent (200%) of the face amount of the Notes.

(k) CONSENT TO JURISDICTION. TO INDUCE THE MORTGAGEE TO ACCEPT THE LOAN AGREEMENT, THE MORTGAGOR IRREVOCABLY AGREES THAT, SUBJECT TO THE MORTGAGEE’S SOLE AND ABSOLUTE ELECTION, ALL ACTIONS OR PROCEEDINGS IN ANY WAY ARISING OUT OF OR RELATED TO THE LOAN AGREEMENT AND THIS MORTGAGE WILL BE LITIGATED IN COURTS HAVING SITUS IN CHICAGO, ILLINOIS. THE MORTGAGOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY COURT LOCATED WITHIN CHICAGO, ILLINOIS, WAIVES PERSONAL SERVICE OF PROCESS UPON THE MORTGAGOR, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO THE MORTGAGOR AT THE ADDRESS STATED IN SECTION 24 HEREIN AND SERVICE SO MADE WILL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT.

(l) WAIVER OF JURY TRIAL. THE MORTGAGOR AND THE MORTGAGEE (BY ACCEPTANCE HEREOF), HAVING BEEN REPRESENTED BY COUNSEL EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (A) UNDER THIS MORTGAGE OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS MORTGAGE OR (B) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS MORTGAGE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING WILL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(m) Complete Agreement. This Mortgage, the Financing Agreement and the other Transaction Documents constitute the complete agreement between the parties with respect to the subject matter hereof and the Transaction Documents may not be modified, altered or amended except by an agreement in writing signed by both the Mortgagor and the Mortgagee.

(n) Commercial Property. The Mortgagor represents that this Mortgage does not encumber real property principally improved or to be improved by one or more structures containing in the aggregate not more than six (6) residential dwelling units, each having its own separate cooking facilities.

(o) Lien Law. The Mortgagor agrees that it will receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of improvements to the Real Estate and Improvements, if any, before using any part of such advances for any other purpose.

33. Future Advances. The lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewal may occur after the Mortgage is executed.

34. Reduction Of Secured Amount. In the event that the amount secured by this Mortgage is less than the Secured Obligations, then the amount secured shall be reduced only by the last and final sums that the Borrowers repay with respect to the Secured Obligations and shall not be reduced by any intervening repayments of the Secured Obligations unless arising from the Premises. So long as the balance of the Secured Obligations exceeds the amount secured, any payments of the Secured Obligations shall not be deemed to be applied against, or to reduce, the portion of the Secured Obligations secured by this Mortgage. Such payments shall instead be deemed to reduce only such portions of the Secured Obligations as are secured by other collateral located outside of the state in which the Premises is located or as are unsecured.

35. Business Purposes. The proceeds of the indebtedness secured hereby referred to herein shall be used solely for business purposes and in furtherance of the regular business affairs of Mortgagor, and the entire principal obligation secured by this Mortgage constitutes (i) a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4 (1) (c), and (ii) a “loan secured by a mortgage on real estate” within the purview and operation of 815 ILCS 205/4(1)(l). Mortgagor acknowledges that the Real Estate does not constitute “agricultural real estate”, as said term is defined in Section 15-1201 of the Illinois Mortgage Foreclosure Law or “residential real estate” as defined in Section 15-1219 of the Illinois Mortgage Foreclosure Law.

36. State Specific Provisions.

(a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 36 and other terms and conditions of this Mortgage, the terms and conditions of this Section 36 shall control and be binding.

(b) Provisions Subject to Applicable Law. All rights, powers, remedies and waivers provided in this Mortgage may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law of the state in which the Mortgage is recorded and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered, filed or enforced under the provisions of any such applicable law. If any term of this Mortgage or any application thereof shall be invalid or unenforceable, the remainder of this Mortgage and any other application of the terms hereof shall not be affected thereby.

(c) Certain Waivers. Mortgagor hereby waives and releases all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Premises, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any stay of execution, exemption from civil process or extension of time for payment, or any right of marshalling in the event of any sale hereunder of the Premises. Mortgagor waives all rights or defenses arising by reason of any “one action” or “anti-deficiency” law, or any other law which may prevent Mortgagee from bringing any action against Mortgagor, including a claim for deficiency to the extent Mortgagee is otherwise entitled to a claim for deficiency, before or after Mortgagee’s commencement or completion of any foreclosure action or any other action to exercise its remedies hereunder or otherwise available at a law or in equity.

(d) Continuing Enforcement of Mortgage. If, after receipt of any payment of all or any part of the Secured Obligations, Mortgagee is compelled under the Transaction Documents or pursuant to a judgment to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance or a diversion of trust funds), then this Mortgage and the other Transaction Documents shall continue in full force and effect, and Mortgagor shall be liable for, and shall indemnify, defend and hold harmless Mortgagee with respect to the full amount so surrendered. The provisions of this Section 36(d) shall survive the cancellation or discharge of this Mortgage and shall remain effective notwithstanding the payment of the Secured Obligations, the cancellation of the Notes, the release of any security interest, lien or encumbrance securing the Secured Obligations or any other action which Mortgagee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Mortgagee shall be deemed to have been conditioned upon any payment of the Secured Obligations having become final and irrevocable.

(e) Interest Rate Not Reduced on Judgment. In the event the Mortgagee obtains any judgment against the Mortgagor on this Mortgage, the Notes, the Financing Agreement or on the other Transaction Documents, whether such judgment is obtained by confession or otherwise, interest shall accrue on the judgment in the same manner and at the same rate as provided in the Financing Agreement, notwithstanding any law, custom or legal presumption to the contrary, subject only to the usury savings clauses of the Financing Agreement and this Mortgage, until the Mortgagee has received payment in full of all amounts due pursuant to this Mortgage, the Notes, the Financing Agreement and the other Transaction Documents secured hereby.

(f) No Construction against Drafting Party. The Mortgagor and the Mortgagee have been represented by independent counsel of their own selection in connection with the negotiation, execution and delivery of this Mortgage and the other documents, instruments, records and papers relating hereto, and, without waiving the attorney-client privilege and expressly preserving the same, the Mortgagor and the Mortgagee acknowledge that they have made such comments on this Mortgage and the other documents, instruments, records and papers relating hereto as they have deemed necessary under the circumstances. The Mortgagor and the Mortgagee intend that this Mortgage and the other documents, instruments, records and papers relating hereto, shall not be construed against one party or the other based upon any rule of any applicable law giving preference in interpretation to the drafting or non-drafting party or its counsel.

(g) New Jersey Modification Statute. Pursuant to N.J.S.A. 46:9-8.1 et seq., this Mortgage and the other Transaction Documents are subject to modification by written agreement between the Borrowers, Mortgagee and each Lender party to the Financing Agreement. To the extent permitted by law, this Mortgage secures all modifications from the date upon which this Mortgage was originally recorded, including future loans and extensions of credit and changes in the interest rate, due date, amount or other terms and conditions of any obligations. This Mortgage may be modified from time to time without affecting the priority of the lien created hereby.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the Mortgagor has executed and delivered this Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing the day and year first above written as the execution date.

UNIGENE LABORATORIES, INC.

By:	/s/ Warren P. Levy
Name:	Warren P. Levy
Title:	President and CEO

SIGNATURE PAGE

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

STATE OF NEW JERSEY,

COUNTY OF PASSAIC: SS:.

I CERTIFY that on September 30, 2008, Warren Levy personally came before me and this person acknowledged under oath, to my satisfaction, that:

a) this person signed and delivered the attached document as President – CEO of the corporation named in this document; and

b) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.

/s/ Linda L. Rohloff
Linda L. Rohloff, Notary Public

LINDA L. ROHLOFF
Notary Public, State of New Jersey
County of Passaic
Registration No. 2057307
Commission Expires April 11, 2009

ACKNOWLEDGEMENT PAGE

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL ESTATE

All the real property located in the Township of Fairfield, County of Essex, State of New Jersey and more particularly described as follows:

BEGINNING at a point on the West side of Little Falls Road distant 805.68 feet northerly from the intersection of the West side of Little Falls Road and North side of Pier Lane; thence

(1)	Running through the lands formerly of Carrie DeVito, South 40 degrees 57 minutes, West 506.81 feet to a point; thence

(2)	Still through the lands of Carrie DeVito, North 89 degrees 09 minutes West, 59.13 feet to the West line of lands formerly of Carrie DeVito; thence

(3)	Running along the West line of lands formerly of Carrie DeVito, North 6 degrees 19 minutes East, 352.04 feet to a pint; thence

(4)	Still along the West line of lands formerly of Carrie, DeVito, North 54 degrees 15 minutes East, 262.37 feet to the West side of Little Falls Road; thence

(5)	Running along the West side of Little Falls Road, South 49 degrees 03 minutes East, 185.00 feet to the point and place of Beginning.

NOTE: Being Lot(s) 22, Block 2801, Tax Map of the Township of Fairfield,

BEING commonly known as 110 Little Falls Road, Fairfield, New Jersey.

BEING the same premises conveyed to the Mortgagor herein by Deed recorded on June 23, 1982 in the Essex County Register’s Office in Book 4754, page 450.